Exhibit 99.1

TTM TECHNOLOGIES, INC. ANNOUNCES GLOBAL OPERATING MODEL

COSTA MESA, CA – December 11, 2015 – TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (“PCB”) manufacturer, today announced changes to its operating model that will create individual business units (“BU”) focused on customer end markets. Effective January 1, 2016, TTM’s PCB Segment will be comprised of three BUs: Communications and Computing; Automotive, Medical, Industrial and Instrumentation; and Aerospace, Defense, and Specialty. The Electro-Mechanical Solutions Segment will be a single BU.

TTM CEO Tom Edman said, “This new structure allows us to align with our customers. It provides a global footprint to seamlessly support all their PCB needs from prototyping through volume production. Our new BU Presidents will be responsible for the financial performance of their respective BUs, key market segments, and the plants most closely associated with those segments. Our goal is to create a completely market-focused structure which we believe will further strengthen our competitive offerings around the globe, especially when paired with our advanced technologies and skilled employees.”

As the Company transitions to the new operating model, it will reduce its workforce by approximately 80 employees worldwide. The Company anticipates it will incur one-time termination costs of approximately $3 to 4 million associated with the work force reduction. These organizational changes are also expected to generate approximately $10 million of predominately Selling, General and Administrative expenses synergy savings, which will largely be implemented by the end of the first quarter of 2016.

New Business Unit Leadership and Executive Team Appointments

Doug Soder will be President of the Communications and Computing BU, supporting customers in the cellular, networking, communications, and computing end markets. He currently serves as Executive Vice President and President of the North America BU.

Jon Pereira will be President of the Automotive, Medical, Industrial and Instrumentation BU, focused on customers in the automotive end market as well as the high-mix customer base serving the medical, industrial, and instrumentation markets. Jon currently serves as Senior Vice President of the Hi Reliability BU.

Philip Titterton will be President of the Aerospace, Defense and Specialty BU, supporting military and aerospace customers and specialty product offerings from a number of U.S. facilities. Phil currently serves as Chief Operating Officer of the North American BU.

Anthony Princiotta will continue as President of the Electro-Mechanical Solutions BU, leading the effort to provide customers with custom assemblies, system integration, product fulfillment, and other Electro-Mechanical solutions.

Brian Barber will be Chief Operating Officer of TTM and will work to closely align operations across the three PCB BUs around the world. He is currently Senior Vice President of the Hi Technology BU.

Kent Hardwick will be Senior Vice President of Sales and will manage TTM’s regional sales support organizations, global EMS partner sales structures, marketing, and sales administration. Kent currently serves as Vice President, Global EMS Sales.

Canice Chung, currently President of the Asia Pacific BU, has been named Executive Vice President of Business Development, Asia Pacific. In his new role he will assist the Company through the transition to the new BU structure and provide leadership on strategic projects relating to the Company’s Asia business development initiatives.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and Electro-Mechanical Solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the successful integration of Viasystems Group, Inc., including, the Company’s change to a new global operating model, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.